Exhibit 21.1
Northrop Grumman Subsidiary List

Company	Sector	Incorporation
9055-1599 Quebec Inc.	Component Technologies	Quebec
Litton Components (M) Sdn. Bhd.	Component Technologies	Malaysia
Litton Components Private Limited	Component Technologies	Singapore
Litton do Brasil Ltda.	Component Technologies	Brazil
Litton Electronics (Suzhou) Co., Ltd.	Component Technologies	China
Litton Precision Products International, Inc.	Component Technologies	Delaware
Litton Precision Products S.p.A.	Component Technologies	Italy
Litton Winchester Retconn (M) Sdn. Bhd.	Component Technologies	Delaware
Litton-Westrex Company, Japan	Component Technologies	Japan
Tarutin Kester Co., Ltd.	Component Technologies	Japan
TEC Electrical Components Group Limited (inactive)	Component Technologies	United Kingdom
TEC Electrical Components Limited	Component Technologies	United Kingdom
Technologie Estric Inc.	Component Technologies	Canada
VEAM Elektro-Anschlusstechnik GmbH	Component Technologies	Germany
VEAM S.r.L.	Component Technologies	Italy
Advanced Systems Development, Inc. (inactive)	Corporate	New York
Business Equipment, Inc. (inactive)	Corporate	New York
Comptek Research International Corp. (inactive)*	Corporate	Delaware
Comptek Research, Inc.	Corporate	New York
Comptek Technical Services, Inc.	Corporate	Delaware
Comptek Telecommunications, Inc. (inactive)*	Corporate	New York
Cresticon, Inc.	Corporate	Ohio
Erie Marine, Inc. (inactive)	Corporate	Delaware
Grumman International, Inc. (inactive)	Corporate	New York
Litton FSC, Inc.	Corporate	Guam
Litton Industries, Inc.	Corporate	Delaware
Litton International S.A.	Corporate	Switzerland
Litton U.K. Limited	Corporate	United Kingdom
Mocit, Inc.	Corporate	Delaware
NGC Denmark ApS	Corporate	Denmark
Northrop Grumman Finance Europe B.V.	Corporate	Netherlands
Northrop Grumman Ohio Corporation	Corporate	Delaware
Northrop Grumman Overseas Holdings, Inc.	Corporate	Delaware
Northrop Grumman Systems Corporation	Corporate	Delaware
Sol-Tex Mineral Company, Inc.	Corporate	Delaware
TASC Acquisition Corporation (inactive)	Corporate	California
Technical Systems, Inc.	Corporate	Nevada
Westrex Company, Asia (inactive)	Corporate	Delaware
Westrex Company, Italy (inactive)	Corporate	Delaware
135363 Canada Inc.	Electronic Systems	Canada
Advanced Information Systems Group, Inc.	Electronic Systems	Virginia
Amherst Systems, Inc.	Electronic Systems	New York
C. Plath GmbH, Nautische-Elektronische Technik	Electronic Systems	Germany
California Microwave, Inc.	Electronic Systems	Delaware
Hellenic Business Development and Investment Corporation*	Electronic Systems	Greece
IRAN Northrop Grumman Programs Service Company (dormant)	Electronic Systems	Delaware
Jerry Thompson & Associates Inc.	Electronic Systems	Maryland
L.E.F. Litton Elektrotechnische Fabrik GmbH	Electronic Systems	Germany
LITAL S.p.A.	Electronic Systems	Italy
LITEF GmbH	Electronic Systems	Germany

“Inactive” indicates business inactive, legally active.
*	In process of being dissolved.

Northrop Grumman Subsidiary List

Company	Sector	Incorporation
Litton Emerge, Inc. (inactive)	Electronic Systems	Delaware
Litton Enterprise Solutions, Inc. (inactive)	Electronic Systems	Delaware
Litton Marine Systems (S) PTE LTD	Electronic Systems	Singapore
Litton Marine Systems Asia Inc.	Electronic Systems	Virginia
Litton Marine Systems B.V.	Electronic Systems	Netherlands
Litton Marine Systems GmbH & Co. KG	Electronic Systems	Germany
Litton Marine Systems Limited	Electronic Systems	United Kingdom
Litton Marine Systems S.A.R.L. (inactive)	Electronic Systems	France
Litton Pacific Systems Limited (inactive)	Electronic Systems	Hong Kong
Litton systems Canada Limited	Electronic Systems	Canada
Litton Systems GmbH	Electronic Systems	Germany
Litton Systems International, Inc.	Electronic Systems	Delaware
Litton Systems Worldwide, Inc.	Electronic Systems	Nevada
Litton Systems, Inc.	Electronic Systems	Delaware
Litton Worldwide Services, Inc.	Electronic Systems	Nevada
Lockheed Investment Holding Company, AS*	Electronic Systems	Turkey
Longbow International	Electronic Systems	Maryland
Longbow LLC	Electronic Systems	Delaware
Lor-West Company Ltd.*	Electronic Systems	Bermuda
Normeka, AS	Electronic Systems	Norway
Northrop Electronic Systems Integration Limited	Electronic Systems	United Kingdom
Northrop Grumman Electronic Systems International Company (UK)	Electronic Systems	Delaware
Northrop Grumman Electronic Systems International, Inc.	Electronic Systems	Delaware
Northrop Grumman Electronicos, Inc.	Electronic Systems	Delaware
Northrop Grumman Electronics Systems Integration International, Inc.	Electronic Systems	California
Northrop Grumman Holdings GmbH	Electronic Systems	Germany
Northrop Grumman International Services Company, Inc.	Electronic Systems	Delaware
Northrop Grumman Morocco, SA (inactive)	Electronic Systems	Morocco
Northrop Grumman North African Services Group, Inc.	Electronic Systems	Delaware
Northrop Grumman Overseas Holdings (UK), Ltd.	Electronic Systems	United Kingdom
Northrop Grumman Overseas Service Corporation	Electronic Systems	Delaware
Northrop Grumman Security Systems, LLS	Electronic Systems	Delaware
Northrop Grumman Space Operations, L.P.	Electronic Systems	Delaware
Northrop Grumman Tactical Systems, LLC	Electronic Systems	Delaware
Northrop Grumman Technical Services Corporation	Electronic Systems	Delaware
Park Air Electronics, Inc.	Electronic Systems	Delaware
Park Air Systems Limited (UK)	Electronic Systems	United Kingdom
Park Air Systems Limited AS	Electronic Systems	Norway
Perceptics Corporation	Electronic Systems	Tennessee
Remotec, Inc.	Electronic Systems	Tennessee
Remotec, UK	Electronic Systems	United Kingdom
Remotek De-Mil Systems UK Ltd. (inactive)	Electronic Systems	United Kingdom
Solystic Belgium NV	Electronic Systems	Belgium
Solystic France	Electronic Systems	France
Sperry Marine Belgium N.V.*	Electronic Systems	Netherlands
Sperry Marine FSC, Inc.	Electronic Systems	Virgin Islands USA

“Inactive” indicates business inactive, legally active.
*	In process of being dissolved.

Northrop Grumman Subsidiary List

Company	Sector	Incorporation
Teldix GmbH	Electronic Systems	Germany
Telemus, Inc.	Electronic Systems	Canada
Wescan Europe Ltd. (Ireland)	Electronic Systems	Ireland
West Quest Limited Partnership	Electronic Systems	Virginia
Xetron Corporation	Electronic Systems	Ohio
Advanced Information Systems, Inc.	Information Technology	Virginia
Eagle Alliance JV aka Ground Breaker	Information Technology	Maryland
Litton International Development Corporation	Information Technology	Delaware
Litton Saudi Arabia Limited (inactive)	Information Technology	Saudi Arabia
Litton Technology Corporation Ltd.	Information Technology	Cayman Islands
Normeka, AS	Information Technology	Norway
Northrop Grumman Commercial Information Services, Inc.	Information Technology	Maryland
Northrop Grumman Computing Systems, Inc.	Information Technology	Delaware
Northrop Grumman Information Technology International, Inc.	Information Technology	Florida
Northrop Grumman Information Technology, Inc.	Information Technology	Delaware
Northrop Grumman IT Europe Limited	Information Technology	United Kingdom
Northrop Grumman Technical Services, Inc.	Information Technology	Oklahoma
PRC Engineering Systems, Inc. (inactive)	Information Technology	Virginia
PRC Public Sector, Inc.	Information Technology	Delaware
Space Gateway Support, LLC	Information Technology	Florida
TASC Services Corporation	Information Technology	Delaware
TASC, Inc.	Information Technology	Massachusetts
Scaled Composites, Inc.	Integrated Systems	Delaware
Allied Holdings, Inc.	Integrated Systems	Delaware
Allied Transportation Products, Inc.	Integrated Systems	Delaware
EADS Aeroframe Services, LLC	Integrated Systems	Delaware
Grumman Credit Corporation	Integrated Systems	Delaware
Northrop Grumman Aviation, Inc.	Integrated Systems	Delaware
Northrop Grumman Field Support Services, Inc.	Integrated Systems	Delaware
Northrop Grumman International, Inc.	Integrated Systems	Delaware
Northrop Grumman ISS International, Inc.	Integrated Systems	Delaware
Northrop Grumman PRB Systems, Inc.	Integrated Systems	Maryland
Northrop Grumman Singapore Private Limited	Integrated Systems	Singapore
Northrop International Aircraft, Inc.	Integrated Systems	California
SimWright, Inc.	Integrated Systems	Florida
Abu Dhabi Ship Building	Newport News	UAE
AMSEC LLC	Newport News	Delaware
Continental Marine Industries, Inc.	Newport News	California
Continental Maritime of San Diego, Inc.	Newport News	California
Fleet Services Holding Corp.	Newport News	Delaware
James River Oyster Corporation*	Newport News	Virginia
Naptheon Inc.	Newport News	Delaware
Newport News Global Corporation*	Newport News	U.S. Virgin Islands
Newport News Industrial Corporation	Newport News	Virginia
Newport News Reactor Services, Inc.	Newport News	Virginia
Newport News Shipbuilding and Dry Dock Company	Newport News	Virginia
Newport News Shipbuilding Inc.	Newport News	Delaware
Newport News Tanker Holding Corporation	Newport News	Delaware

“Inactive” indicates business inactive, legally active.
*	In process of being dissolved.

Northrop Grumman Subsidiary List

Company	Sector	Incorporation
NNS Delaware Management Company	Newport News	Delaware
NNS International Development Company*	Newport News	Virginia
NNS Research Inc.*	Newport News	Delaware
Tankers LLC	Newport News	Delaware
Avondale Enterprises, Inc. (inactive)	Ship Systems	Delaware
Avondale Gulfport Marine, Inc. (inactive)	Ship Systems	Delaware
Avondale Industries of New York, Inc. (inactive)	Ship Systems	Delaware
Avondale Industries, Inc.	Ship Systems	Louisiana
Avondale Land Management Company	Ship Systems	Louisiana
Avondale Properties, Inc.	Ship Systems	Louisiana
Avondale Services Corporation	Ship Systems	Delaware
Avondale Technical Services, Inc. (inactive)	Ship Systems	Louisiana
Avondale Transportation Company, Inc.	Ship Systems	Delaware
Crawford Technical Services, Inc. (inactive)	Ship Systems	Texas
Genco Industries of Lufkin, Inc. (inactive)	Ship Systems	Texas
Genco Industries, Inc. (inactive)	Ship Systems	Texas
Gulf Industrial Marine Company (inactive)	Ship Systems	Kuwait
Ingalls Industrial Products Corporation	Ship Systems	Mississippi
Ingalls International Shipbuilding Corporation	Ship Systems	Nevada
Ingalls Shipbuilding, Inc.	Ship Systems	Delaware
Integrated Coast Guard Systems, LLC (Deepwater Program)	Ship Systems	Delaware
M&D Steel Fabrication, Inc. (inactive)	Ship Systems	Texas
Northrop Grumman Ship Systems, Inc.	Ship Systems	Delaware

"Inactive" indicates business inactive, legally active.
*	In process of being dissolved.